                                                                   Exhibit 7.13

                       PROXY AND INDEMNIFICATION AGREEMENT

                  PROXY AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of May 16, 1998, among DILLARD'S, INC., a Delaware corporation ("Parent"), and each of the stockholders of WOODBANK MILLS, INC., a Delaware corporation (the "Company"), that are signatories hereto (each, a "WMI Stockholder").

                              W I T N E S S E T H :

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, WMI Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and the Company have entered into a merger agreement, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which WMI MergerSub will be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation; and

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement and consummate the Merger, Parent and Purchaser have required that each WMI Stockholder agree, and each WMI Stockholder has agreed, among other things, (i) to grant to Parent the irrevocable proxy with respect to all of the Company's common stock, par value $1.00 per share ("Company Common Stock"), owned by such WMI Stockholder, together with any additional shares when and if they are acquired (such shares, and any additional shares when and if they are acquired, being referred to herein as such WMI Stockholder's "Shares" and collectively as the "Shares") on the terms and conditions provided for herein, and (ii) to indemnify and hold harmless Parent and Purchaser, in the manner provided herein, on account of any Losses (as defined herein) arising out of or relating to the Merger Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and each WMI Stockholder hereby agree as follows:

                  1. Irrevocable Proxy. Each WMI Stockholder hereby irrevocably appoints Parent or any designee of Parent the lawful agent, attorney and proxy of such stockholder, during the term of this Agreement, to (a) vote such WMI Stockholder's Shares in favor of the Merger; (b) vote such WMI Stockholder's Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote such WMI Stockholder's Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company;
(iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Purchaser; (iv) any material change in the present capitalization or dividend policy of the

Company; or (v) any other material change in the Company's corporate structure or business. Each WMI Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Shares. Each WMI Stockholder shall not hereafter, unless and until this Agreement terminates pursuant to Section 7.6 hereof, purport to vote (or execute a consent with respect to) his Shares (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to such Shares, deposit any such Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such Shares.

                  2.   Representations and Warranties.

                  2.1 Representations and Warranties of Parent. Parent hereby represents and warrants to the WMI Stockholders as follows:

                           (a) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                           (b) No Conflicts. Except for (i) filings under the HSR Act, if applicable, (ii) the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (iii) the applicable requirements of state securities, takeover or Blue Sky laws and (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (1) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar documents) of Parent, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Parent to perform its obligations hereunder.

                           (c) Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement.

                  2.2 Representations and Warranties of each WMI Stockholder. Each WMI Stockholder hereby represents and warrants to Parent as follows:

                  (a) Ownership of Shares. Such WMI Stockholder is the owner of his Shares and has the power to vote and dispose of such Shares. To such WMI Stockholder's knowledge, his Shares are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Such WMI Stockholder has good title to his Shares, free and clear of any agreements, liens, adverse claims or encumbrances whatsoever with respect to the ownership of or the right to vote such Shares.

                  (b) Power; Binding Agreement. Such WMI Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such WMI Stockholder will not violate any other agreement to which such WMI Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly authorized, executed and delivered by such WMI Stockholder and constitutes a valid and binding agreement of such WMI Stockholder, enforceable against such WMI Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                  (c) No Conflicts. Except for (i) filings under the HSR Act, if applicable, (ii) the applicable requirements of the Exchange Act and the Securities Act, (iii) the applicable requirements of state securities, takeover or Blue Sky laws, (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by such WMI Stockholder and the consummation by such WMI Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such WMI Stockholder nor the consummation by such WMI Stockholder of the transactions contemplated hereby nor compliance by such WMI Stockholder with any of the provisions hereof shall (1) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws, trust or charitable instruments (or similar documents) of such WMI Stockholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such WMI Stockholder is a party or by which such WMI Stockholder or any of his properties or assets may be bound or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such WMI Stockholder or any of his properties or assets, except in the case of (2) or (3) for violations, breaches or defaults which would not in the aggregate materially impair the ability of such WMI Stockholder to perform his obligations hereunder.

                  3. Certain Covenants of each WMI Stockholder. Each WMI Stockholder hereby covenants and agrees as follows:

                  3.1 No Solicitation. Such WMI Stockholder shall not, directly or indirectly, solicit, encourage, participate in or initiate any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) which constitutes, or may reasonably be expected to lead to, (a) any sale of the Shares or (b) any acquisition or purchase of a material portion of the Company's assets or any equity interest in, or any merger, consolidation or business combination with, the Company. If any WMI Stockholder receives an inquiry or proposal with respect to the sale of Shares, then such WMI Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each WMI Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  3.2 Restriction on Transfer, Proxies and Non-Interference. Each WMI Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of his Shares or (b) grant any proxies, deposit any of his Shares into a voting trust or enter into a voting agreement with respect to any of his Shares or (c) take any action that would make any representation or warranty of such WMI Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such WMI Stockholder from performing his obligations under this Agreement.

                  4. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                  5. Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination or the exchange of shares, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                  6.       Indemnification.

                  6.1 General Indemnification. Each WMI Stockholder (collectively, the "Indemnifying Party"), jointly and severally, indemnifies, defends and holds Parent, Purchaser and Surviving Corporation and their respective directors, officers, employees and affiliates (collectively, the "Indemnified Party") harmless from any and all liabilities, damages, expenses, losses or other claims (including, without limitation, reasonable attorneys' fees and expenses) ("Losses"), directly or indirectly, suffered or paid that arise out of or relate to (i) the failure of any representation or warranty made by (A) the Company under the Merger Agreement or (B) any WMI Stockholder hereunder, in each case to be true and correct in all respects as of the date of this Agreement and as of the Closing Date, (ii) any breach by (A) the Company of any of its covenants or agreements contained in the Merger Agreement and (B) any WMI Stockholder of any of its covenants or agreements contained herein, and (iii) the Company's business, operations or conduct at any time on or prior to the Closing Date, including, without limitation, any and all Taxes imposed on the Company in respect of periods on or prior to the Closing Date; provided that, the aggregate amount of the Holdback Amount (as defined in Section 1.6 of the Merger Agreement) shall be applied to the payment of any Losses prior to any recourse to any Indemnifying Party's indemnity hereunder.

                  6.2 Indemnification Procedures. If any indemnifiable claim is asserted by any third party against or sought to be collected from any Indemnified Party, such Indemnified Party shall promptly notify the Indemnifying Party of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have 20 days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party and at the expense of the Indemnifying Party, of the settlement or defense thereof; provided that the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party so long as the fees and expenses of such counsel are borne by the Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim; provided that the Indemnified Party may pay or settle any such claim if the Indemnified Party waives its right to indemnification hereunder in respect of such claim. If the Indemnifying Party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, pay or settle the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the unconditional release of the Indemnified Party from all liability with respect to the related claim. The obligations to indemnify and hold harmless pursuant to this Section 6 shall survive the consummation of the transactions contemplated hereby.

                  7.       Miscellaneous.

                  7.1 Entire Agreement; Assignment. This Agreement, together with the Merger Agreement, (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned parent company or subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

                  7.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  7.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at (i) in the case of any WMI Stockholder, c/o Ivins Phillips & Barker, 1700 Pennsylvania Avenue, Washington, D.C. 20006, and (ii) in the case of Parent, the following address:

                  if to Parent:

                           Dillard's, Inc.
                           1600 Cantrell Road
                           Little Rock, Arkansas  72201
                           Attention:  James I. Freeman

                  with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Alan G. Schwartz, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  7.5 Cooperation as to Regulatory Matters. If so requested by Parent, promptly after the date hereof, each WMI Stockholder will use its reasonable best efforts to cause it and the Company (if required) to make all filings which are required under the HSR Act and applicable requirements and to seek all regulatory approvals required in connection with the transactions contemplated hereby. The parties shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of filings and submissions to any governmental agency, including, without limitation, filings under the provisions of the HSR Act. Each WMI Stockholder shall also use its reasonable best efforts to cause the Company to supply Parent with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company and its representatives and the Federal Trade Commission, the Department of Justice and any other governmental agency or authority and members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

                  7.6 Termination. Except for the provisions of Section 6 which shall remain in effect indefinitely, this Agreement shall terminate on the earlier of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.

                  7.7 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

                  7.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  7.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  IN WITNESS WHEREOF, Parent and each WMI Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   DILLARD'S, INC.

                                   By: /s/ James I. Freeman
                                      ----------------------------------
                                      Name: James I. Freeman
                                      Title: Chief Financial Officer

                                   WMI STOCKHOLDERS (listed on next page)

/s/ Roger Milliken
----------------------------------
Roger Milliken


Wilmington Trust Company


By: /s/ Carol M. Drummond
    ------------------------------
    Name: Carol M. Drummond
    Title: Assistant Vice President


as the trustees of trusts
holding 6,440 shares of
the common stock,
par value $1.00 per share,
of Woodbank Mills, Inc.

/s/ Roger Milliken
----------------------------------
Roger Milliken


/s/ Gerrish H. Milliken, Jr.
----------------------------------
Gerrish H. Milliken, Jr.


as a majority of the trustees of trusts
holding 26,300 shares of the common stock, par value $1.00 per share, of Woodbank Mills, Inc.

/s/ Roger Milliken
----------------------------------
Roger Milliken


/s/ Minot K. Milliken
----------------------------------
Minot K. Milliken


as a majority of the trustees of trusts
holding 47,400 shares of the common stock, par value $1.00 per share, of Woodbank Mills, Inc.

/s/ Justine VR. Milliken
----------------------------------
Justine VR. Milliken


/s/ Minot K. Milliken
----------------------------------
Minot K. Milliken


as a majority of the trustees of trusts
holding 51,000 shares of the common stock, par value $1.00 per share, of Woodbank Mills, Inc.

/s/ Roger Milliken
----------------------------------
Roger Milliken


/s/ Gerrish H. Milliken
----------------------------------
Gerrish H. Milliken, Jr.


/s/ Minot K. Milliken
----------------------------------
Minot K. Milliken



as a majority of the trustees of trusts
holding 16,300 shares of the common stock, par value $1.00 per share, of Woodbank Mills, Inc.